UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2023

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-40432	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUEM*	The NASDAQ Capital Market*

*On January 3, 2023, the Company filed a Form 25 with the Securities and Exchange Commission (the “SEC”) in order to delist the Company’s common stock from The Nasdaq Capital Market. On January 3, 2023, trading in the Company’s common stock on Nasdaq was suspended, and the common stock has been delisted. The deregistration of the common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of the common stock under Section 12(b) of the Exchange Act, the common stock will be registered under Section 12(g) of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Background

As previously disclosed, on February 14, 2023, Tuesday Morning Corporation (the “Company”) and certain of its direct and indirect subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the “Bankruptcy Court”). The Chapter 11 Cases are being administered jointly under the caption “In re: Tuesday Morning Corporation, et. al., Case No. 23-90001”. The Debtors are continuing to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

As previously disclosed, on February 16, 2023, in accordance with the terms of an interim order of the Bankruptcy Court (the “Initial Interim Order”), the Debtors entered into a Senior Secured Super Priority Debtor-in-Possession Term Loan Agreement (the “Existing DIP Facility”) among the Debtors, Cantor Fitzgerald Securities, as administrative agent, for itself and for and on behalf of the other lenders party thereto. On March 5, 2023, the Bankruptcy Court issued an order (“March 5 Order”) vacating all provisions of the Initial Interim Order that purport to preclude the Debtors from obtaining any additional post-petition financing and from granting any security interests, liens or super priority claims in connection therewith. The March 5 Order also suspended provisions of the Initial Interim Order that authorized (1) cash sweeps of funds of the Debtors to repay obligations under the Existing DIP Facility and (2) that authorized or allowed the exercise of any remedies upon default against the collateral securing the Existing DIP Facility.

New DIP Credit Agreement

On March 7, 2023, in accordance with an interim order of the Bankruptcy Court, the Debtors entered into a Debtor-In-Possession Credit Agreement, dated as of March 7, 2023 (the “New DIP Credit Agreement”), among the Debtors, the lenders party thereto (the “New DIP Lenders”), and 1903P Loan Agent, LLC, as administrative agent. Pursuant to the terms of the New DIP Credit Agreement, the New DIP Lenders are providing the Debtors with a superpriority senior secured credit facility in an aggregate principal amount not to exceed $12.5 million in order to:

•	repay certain pre-petition obligations under the Credit Agreement, dated as of May 9, 2022 and as previously amended (the “Pre-Petition ABL Credit Agreement”), among the Debtors, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and 1903P Loan Agent, LLC, as documentation agent for the FILO B loans thereunder;

•	cash collateralize certain letters of credit issued under the Pre-Petition ABL Credit Agreement;

•	make adequate protection cash payments of interest under the Existing DIP Facility (as defined below);

•	fund the Chapter 11 Cases in accordance with an approved budget (subject to permitted variances);

•	make certain other payments authorized under the New DIP Credit Agreement; and

•	provide working capital for the Debtors during the Chapter 11 Cases.

The New DIP Credit Agreement includes conditions precedent, representations and warranties, affirmative and negative covenants, and events of default customary for financings of this type and size. The New DIP Credit Agreement requires the Debtors to, among other things, comply with the terms of approved budgets and satisfying certain milestones relating to a sale of substantially all assets of the Debtors through the Chapter 11 process by agreed upon deadlines.

Borrowings under the New DIP Credit Agreement will bear interest at a per annum rate of SOFR plus 11.00%. Following the occurrence of an event of default under the New DIP Credit Agreement, the interest rate on outstanding borrowings would increase by 2.00% per annum.

Unless earlier terminated in accordance with the terms of the New DIP Credit Agreement, the commitments of the lenders under the New DIP Credit Agreement will terminate and outstanding borrowings under the New DIP Credit Agreement will mature at the earliest of (i) June 30, 2023; (ii) if a final order of the Bankruptcy Court is not approved within 35 days after the date of New DIP Credit Agreement, then immediately thereafter, (iii) upon entry of an order confirming any plan of reorganization under Section 1129 of the Bankruptcy Code; and (iv) the closing of a sale of all or substantially all of the assets of the Debtors pursuant to Section 363 of the Bankruptcy Code.

The foregoing summary of the New DIP Credit Agreement is qualified in its entirety by reference to the full text of the New DIP Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K regarding the New DIP Credit Agreement is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Bankruptcy Court filings and other documents related to the Chapter 11 Cases are available at https://cases.stretto.com/TuesdayMorning or by calling the Company’s claims agent, Stretto, at (855) 202-8673 or by sending an email to TuesdayMorningInquiries@stretto.com.

The Company cautions that trading in the Company’s common stock and other securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that its existing common stock will be cancelled and that holders of the common stock will not receive any amounts through the Chapter 11 Cases.

The information furnished in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Cautionary Notice Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the federal securities laws, which are based on management’s current expectations, estimates and projections. Forward looking statements also include statements regarding the Company’s plans with respect to the Chapter 11 proceedings, the Company’s plan to continue its operations while it works to complete its proposed reorganization, the Company’s debtor-in-possession financing and other statements regarding the Company’s proposed reorganization, strategy, future operations, performance and prospects. These forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the expectations expressed in the Company’s forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: the Company’s ability to obtain timely approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 proceedings; objections to the DIP financing or other pleadings filed that could protract the Chapter 11 proceedings; the Bankruptcy Court’s rulings in the Chapter 11 proceedings, including the approvals of the terms and conditions of the DIP financing, and the outcome of the Chapter 11 proceedings generally; the Company’s ability to comply with the restrictions imposed by the proposed terms and conditions of the DIP financing, including the Company’s ability to obtain a timely sale of all of its assets or approval of a plan of reorganization; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 proceedings; the Company’s ability to continue to operate their business during the pendency of the Chapter 11 proceedings; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 proceedings and any additional strategies the Company may employ to address its liquidity and capital resources; the actions and decisions of creditors and other third parties that have an interest in the Chapter 11 proceedings; risks associated with third parties seeking and obtaining authority to terminate or shorten the Company’s exclusivity period to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; increased legal and other professional costs necessary to execute the Company’s restructuring; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 proceedings; litigation and other risks inherent in a bankruptcy process; and the other factors listed in the Company’s filings with the Securities and Exchange Commission. Except as may be required by law, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

Item 9.01	Exhibits and Financial Statements.

(d)            Exhibits.

10.1          DIP Credit Agreement

104           Cover Page Interactive Data File, formatted in Inline XBRL (imbedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: March 10, 2023	By:	/s/ Jennyfer R. Gray
Jennyfer R. Gray
Vice President, Interim General Counsel and Corporate Secretary

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